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                                                                    Exhibit 10.5




                                 AMENDMENT NO. 1
                         TO THE DRESSER INDUSTRIES, INC.
                     CONSOLIDATED SALARIED RETIREMENT PLAN,
                  AS AMENDED AND RESTATED EFFECTIVE MAY 1, 1994


     The Dresser Industries, Inc. Consolidated Salaried Retirement Plan, (May 1, 1994 restatement), is amended, effective as of May 31, 1995, by adding the following new paragraph to the end of the Preamble:

          This Plan is frozen effective as of May 31, 1995. The Accrued Benefit of any Participant is limited to the Accrued Benefit earned as of May 31, 1995. Without limiting the generality of the preceding two sentences, this means, among other things, that increases in remuneration after May 31, 1995 will not be recognized in computing benefits under the Plan, and that Credited Service will not be earned for any peroids of employment after May 31, 1995. In addition, no one may become a Participant after May 31, 1995. This paragraph freezing the Plan supersedes and overrides any and all Plan provisions to the contrary.

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                                 AMENDMENT NO. 2
                         TO THE DRESSER INDUSTRIES, INC.
                     CONSOLIDATED SALARIED RETIREMENT PLAN,
                  AS AMENDED AND RESTATED EFFECTIVE MAY 1, 1994


The Dresser Industries, Inc. Consolidated Salaried Retirement Plan, as amended and restated effective May 1, 1994, is further amended, effective May 31, 1995, by adding the following to the end of Section 4.04:

     Effective on May 31, 1995, benefit accruals under the Plan ceased. Notwithstanding this general cessation of benefit accruals, a Participant who was Totally Disabled as of May 31, 1995, and, as of such date, was accruing a benefit under the Plan in accordance with this Section 4.04, shall continue to accrue benefits hereunder until the earlier of: (i) the date benefit accruals ordinarily would have ceased under the provisions of Section 4.04, or (ii) December 31, 1996.

     As of any date occurring after May 31, 1995, the Accrued Benefit of a Totally Disabled Participant shall be equal to the sum of:

(a)  the Participant's Accrued Benefit as of May 31, 1995; and

(b)  an amount determined under the following formula:

                             { (PB-AB) / PCS } x VCS

     where:

     PB equals the calculation (as if made on May 31, 1995) of the Participant's Accrued Benefit, projected to Age 65;

     AB equals the calculation (as if made on May 31, 1995) of the Participant's Accrued Benefit through May 31, 1995 only (i.e., not projected to Age 65);

     PCS equals the calculation (as if made on May 31, 1995) of the Participant's projected Credited Service between May 31, 1995 and Age 65; and

     VCS equals the calculation of the Participant's Credited Service between May 31, 1995 and the earlier of (i) the date determination under this formula is being made or (ii) December 31, 1996.